Execution Copy

ADMINISTRATION AGREEMENT

among

BANK ONE AUTO SECURITIZATION TRUST 2003-1,

as Issuer

BANK ONE, NATIONAL ASSOCIATION,

as Administrator

and

JPMORGAN CHASE BANK,

as Indenture Trustee

Dated as of August 29, 2003

TABLE OF CONTENTS

Page

1.

Definitions and Usage

1

2.

Duties of the Administrator

2

3.

Records

9

4.

Compensation

9

5.

Additional Information To Be Furnished to the Issuer

9

6.

Independence of the Administrator

9

7.

No Joint Venture

9

8.

Other Activities of Administrator

9

9.

Term of Agreement; Resignation and Removal of Administrator.

9

10.

Action upon Termination, Resignation or Removal

10

11.

Notices

11

12.

Amendments

11

13.

Successors and Assigns

12

14.

GOVERNING LAW

12

15.

Headings

13

16.

Counterparts

13

17.

Severability

13

18.

Not Applicable to Bank One, National Association in Other Capacities

13

19.

Limitation of Liability of Owner Trustee and Indenture Trustee

13

20.

Third-Party Beneficiary

13

21.

Nonpetition Covenants

13

ADMINISTRATION AGREEMENT

This ADMINISTRATION AGREEMENT dated as of August 29, 2003 (as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”), is among BANK ONE AUTO SECURITIZATION TRUST 2003-1, a Delaware statutory trust (the “Issuer”), BANK ONE, NATIONAL ASSOCIATION, a national banking association, as Administrator (the “Administrator”), and JPMorgan Chase Bank, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, the Issuer is issuing the Notes pursuant to the Indenture and the Certificates pursuant to the Trust Agreement and has entered into certain agreements in connection therewith, including (i) the Sale and Servicing Agreement, (ii) the Note Depository Agreement, and (iii) the Indenture (the Trust Agreement, the Sale and Servicing Agreement, the Note Depository Agreement and the Indenture being referred to hereinafter collectively as the “Related Agreements”);

WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain duties of the Issuer and the Owner Trustee under the Related Agreements and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

Definitions and Usage

(a)

Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix X to the Sale and Servicing Agreement dated as of August 29, 2003 (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”), among the Issuer, Bank One Auto Securitization LLC, Bank One, National Association, as Servicer (in such capacity, the “Servicer”), and the Indenture Trustee, as the same may be amended or supplemented from time to time.

(b)

All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (i) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (ii) terms defined in Article 9 of the UCC as in effect in the State of New York and not otherwise defined in this Agreement are used as defined in that Article; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (v) the term “including” means “including without limitation”; (vi) references to any Person include that Person’s successors and assigns; (vii) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (viii) terms shall be equally applicable to both the singular and the plural forms thereof.

2.

Duties of the Administrator

(a)

Duties with Respect to the Indenture and the Note Depository Agreement.

(i)

The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer under the Note Depository Agreement and the Indenture.  In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Note Depository Agreement.

(ii)

The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture and the Note Depository Agreement.

(iii)

The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by appropriate persons of, all such documents, reports, filings, instruments, notices, certificates and opinions that shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Note Depository Agreement.

(iv)

In furtherance of the foregoing, the Administrator shall take any appropriate action that is the duty of the Issuer to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (parenthetical references herein are to Sections of the Indenture):

(A)

the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.2);

(B)

the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.4);

(C)

the duty to cause the replacement of mutilated, destroyed, cost or stolen Notes upon the request of the Issuer (Section 2.5);

(D)

the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of property from the lien of the Indenture (Section 2.9);

(E)

the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.12);

(F)

the duty to cause newly appointed Note Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3);

(G)

the direction to the Indenture Trustee to deposit monies with Note Paying Agents, if any, other than the Indenture Trustee (Section 3.3);

(H)

the obtaining and preservation of the Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate (Section 3.4);

(I)

the preparation and filing, as applicable, of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Trust Estate (Sections 3.5 and 3.7(c));

(J)

the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Trust Estate, in accordance with Section 3.6 of the Indenture and the annual delivery of the Officer’s Certificate and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9);

(K)

the identification to the Indenture Trustee in an Officer’s Certificate of any Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b))

(L)

the notification of the Indenture Trustee and the Rating Agencies of a Servicer Termination Event under the Sale and Servicing Agreement;

(M)

the preparation and obtaining of documents, instruments and opinions required for the merger of the Issuer with or into any other Person or the transfer by the Issuer of its properties or assets (Section 3.10);

(N)

the duty to use its best efforts to cause the Servicer to comply with Sections 4.9, 4.10, 4.11, 4.12 and 5.5 of the Sale and Servicing Agreement;

(O)

the delivery of written notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each Servicer Termination Event or default on the part of the Seller under the Sale and Servicing Agreement (Section 3.18);

(P)

the monitoring of the Issuer’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate and the obtaining of the Opinions of Counsel and the Independent Certificate, if any, relating thereto (Section 4.1);

(Q)

the monitoring of the Issuer’s obligations as to the satisfaction, discharge and defeasance of the Notes and the preparation of an Officer’s Certificate and the obtaining of an opinion of a nationally recognized firm of independent certified public accountants, a written certification thereof and the Opinions of Counsel relating thereto (Section 4.1);

(R)

the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate at one or more public or private sales called and conducted in any manner permitted by law if an Event of Default shall have occurred and be continuing (Section 5.4);

(S)

the undertaking of actions set forth in Section 5.16 as requested by the Indenture Trustee (Section 5.16);

(T)

the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.8);

(U)

delivery of any consent to the Indenture Trustee with respect to the appointment of any co-trustee or separate trustee and the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Section 6.10);

(V)

the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

(W)

the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3);

(X)

the notification of the Indenture Trustee of the listing of the Notes on any stock exchange (Section 7.4);

(Y)

the preparation and delivery of Opinions of Counsel and all other actions necessary with respect to investment and reinvestment, to the extent permitted, of funds in the Trust Accounts (Section 8.3);

(Z)

the preparation of an Issuer Request and Officer’s Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate (Sections 8.4 and 8.5);

(AA)

the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

(BB)

the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.6);

(CC)

the notification of Noteholders of redemption of the Notes or the duty to cause the Indenture Trustee to provide such notification (Section 10.2);

(DD)

the preparation, execution and delivery of all Officer’s Certificates and the obtaining of Opinions of Counsel and Independent Certificates, if necessary, with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

(EE)

the preparation, execution and delivery of Officer’s Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b));

(FF)

the notification of the Rating Agencies, upon the failure of the Indenture Trustee to give such notification, of the information required pursuant to Section 11.4 of the Indenture (Section 11.4);

(GG)

the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6); and

(HH)

the recording of the Indenture, if applicable (Section 11.15).

(v)

Payment of Fees and Indemnification by the Administrator.  The Administrator will:

(A)

pay the Indenture Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under the Indenture and the other Basic Documents pursuant to the terms of the letter agreement between the Administrator and the Indenture Trustee dated as of October 14, 2003;

(B)

except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture and the other Basic Documents (including the reasonable compensation, expenses and disbursements of such agents and counsel as Indenture Trustee may employee in connection with the exercise and performance of its rights and its duties under the Indenture), except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence, fraud or bad faith;

(C)

indemnify, defend and hold harmless the Indenture Trustee (individually and in its capacity as such) and its successors, assigns, directors, officers, employees and agents from and against any and all loss, liability or expense (including reasonable legal fees and expenses) incurred by the Indenture Trustee in connection with the acceptance of or the administration of the Trust and the performance of its duties under the Indenture; provided, however, that the Administrator shall not be liable for or required to indemnify the Indenture Trustee from and against any of the foregoing expenses arising or resulting from the Indenture Trustee’s own willful misconduct, negligence, fraud or bad faith or to the extent arising from the breach by Indenture Trustee of any of its representations and warranties and covenants set forth in the Indenture;

(D)

pay to the Owner Trustee from time to time reasonable compensation for all services rendered by the Owner Trustee under the Trust Agreement pursuant to the terms of the letter agreement between the Administrator and the Owner Trustee dated as of October 14, 2003;

(E)

except as otherwise expressly provided for in the Trust Agreement, reimburse the Owner Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Owner Trustee in accordance with any provision of the Trust Agreement (including the reasonable compensation, expenses and disbursements of such agents and counsel as Owner Trustee may employ in connection with the exercise and performance of its rights and its duties under the Trust Agreement), except any such expense may be attributable to its willful misconduct, fraud, negligence or bad faith; and

(F)

indemnify the Owner Trustee (individually and in its capacity as such) and its successors, assigns, directors, officers, employees and agents from and against any and all loss, liability, claim, action, suit, cost and expense (including reasonable legal fees and expenses) of any kind and nature whatsoever incurred by the Owner Trustee in connection with the acceptance of or the administration of the Trust created under the Trust Agreement and the performance of its duties thereunder; provided, however, that the Administrator shall not be liable for or required to indemnify the Owner Trustee or its successors, assigns, directors, officers, employees or agents from and against any of the foregoing losses, liabilities or expenses arising or resulting from the matters described in the proviso of Section 8.2 of the Trust Agreement.

Indemnification under this subsection shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement or any other Basic Document and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this subsection and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Administrator, without interest.

(b)

Additional Duties. In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. Subject to Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

(i)

Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Certificateholder as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

(ii)

Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Issuer or the Owner Trustee set forth in Sections 5.5(a), (b), (c), (d) and (e), 5.6(a) and 9.1 of the Trust Agreement and Sections 3.2, 4.4(b), 4.7 and 8.4 of the Sale and Servicing Agreement, with respect to, among other things, accounting and reports to Certificateholders.

(iii)

The Administrator shall provide a certificate of an Authorized Officer in form and substance satisfactory to the Owner Trustee whenever any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code.  The Administrator shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.  The Administrator may satisfy its obligations with respect to clause (ii) and this clause (iii) by retaining, at the expense of the Trust and payable by the Administrator, a firm of nationally recognized independent public accountants which shall perform the obligations of the Administrator hereunder.

(iv)

The Administrator shall perform the duties of the Administrator specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator pursuant to the Trust Agreement.

(v)

In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(c)

Non-Ministerial Matters.

(i)

With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent if consent is required or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A)

the amendment of or any supplement to the Indenture;

(B)

the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables or Eligible Investments);

(C)

the amendment, change or modification of the Related Agreements;

(D)

the appointment of successor Note Registrars, successor Note Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(E)

the removal of the Indenture Trustee.

(ii)

Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Related Agreements, (y) sell the Trust Estate pursuant to Section 5.4 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

(d)

The Administrator, at its expense, may engage third parties to perform some or all of its duties hereunder.  Notwithstanding the foregoing, the Administrator shall remain obligated to perform any duties it delegates to others.

3.

Records.  The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Seller at any time during normal business hours.

4.

Compensation.  As compensation for the performance of the Administrator's obligations under this Agreement, the Administrator shall be entitled to an amount not to exceed $500 per month in addition to reimbursement for its liabilities and extra out-of-pocket expenses related to its performance hereunder or under any Related Agreement.  Such amounts shall be payable by the Servicer in accordance with Section 4.15 of the Sale and Servicing Agreement.

5.

Additional Information To Be Furnished to the Issuer.  The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

6.

Independence of the Administrator.  For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee (and, regardless of whether authorized by the Issuer, the Administrator shall have no such authority at all with respect to the Indenture Trustee) in any way and shall not otherwise be deemed an agent of the Issuer, the Owner Trustee or the Indenture Trustee.

7.

No Joint Venture.  Nothing contained in this Agreement shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, shall be construed to impose any liability as such on any of them or shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

8.

Other Activities of Administrator.  Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

9.

Term of Agreement; Resignation and Removal of Administrator.

(a)

This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

(b)

 Subject to Sections 9(e) and 9(f), the Administrator may resign its duties hereunder by providing the Issuer with at least sixty (60) days’ prior written notice.

(c)

 Subject to Sections 9(e) and 9(f), the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty (60) days’ prior written notice.

(d)

Subject to Sections 9(e) and 9(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

(i)

the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer);

(ii)

a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)

the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 9(d) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven (7) days after the happening of such event.

(e)

No resignation or removal of the Administrator pursuant to this Section 9 shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

(f)

The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

(g)

Subject to Sections 9(e) and 9(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign and such Successor Servicer shall automatically become the Administrator under this Agreement.

10.

Action upon Termination, Resignation or Removal.  Promptly upon the effective date of termination of this Agreement pursuant to Section 9(a) or the resignation or removal of the Administrator pursuant to Section 9(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 9(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 9(b) or (c), respectively, the Administrator shall cooperate with the Issuer and the Indenture Trustee and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

11.

Notices.  Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)

if to the Issuer or the Owner Trustee, to:

Bank One Auto Securitization Trust 2003-1

c/o Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Attention:  Corporate Trust Administration

Telephone:  (302) 636-6000

Facsimile:  (302) 636-4140

(b)

if to the Administrator, to:

Bank One, National Association

100 East Broad Street

Columbus, Ohio 43215

Attention:  Phil McNiel

Telephone:  (302) 282-4720

Facsimile:   (302) 282-6605

(c)

If to the Indenture Trustee, to:

JPMorgan Chase Bank

4 New York Plaza

6th Floor

New York, New York 10004

Attention:  ITS Structured Finance

Telephone:  (212) 623-8100

Facsimile:   (212) 623-5932

or to such other address as any party shall have provided to the other parties in writing.  Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

12.

Amendments.  This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, without the consent of the Noteholders and the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions therein or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such amendment shall not, as evidenced by an Opinion of Counsel satisfactory to the Indenture Trustee or the satisfaction of the Rating Agency Condition, materially and adversely affect the interest of any Noteholder or Certificateholder.  This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee and the Noteholders (voting together as a single class) evidencing at least a majority of the Outstanding Principal Amount of the Notes and the Certificateholders of Certificates evidencing at least a majority of the Certificate Percentage Interest for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or reduce the aforesaid percentage of the Noteholders and Certificateholders which are required to consent to any such amendment, without the consent of the Noteholders of all the Notes Outstanding and the Holders of Certificates evidencing all the Certificate Percentage Interests.  Notwithstanding the foregoing, the Administrator may not amend this Agreement without the consent of the Seller, which permission shall not be unreasonably withheld.  Prior to the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to the Rating Agencies.  Promptly after the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to each Noteholder and Certificateholder.

13.

Successors and Assigns.  This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the Owner Trustee and the Indenture Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof.  An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder.  Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer, the Owner Trustee or the Indenture Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder.  Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

14.

GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

15.

Headings.  The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

16.

Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

17.

Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.

Not Applicable to Bank One, National Association in Other Capacities.  Nothing in this Agreement shall affect any right or obligation Bank One, National Association may have in any other capacity other than as Administrator.

19.

Limitation of Liability of Owner Trustee and Indenture Trustee.  (a)  Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Wilmington Trust Company not in its individual capacity but solely in the capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.  For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b)

Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by JPMorgan Chase Bank not in its individual capacity but solely as Indenture Trustee and in no event shall JPMorgan Chase Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.  For all purposes of this Agreement, in the performance of any duties or obligations of the Indenture Trustee hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture.

20.

Third-Party Beneficiary.  The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

21.

Nonpetition Covenants.  (a)  Notwithstanding any prior termination of this Agreement, the Seller, the Administrator, the Owner Trustee and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition join in, encourage or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b)

Notwithstanding any prior termination of this Agreement, the Issuer, the Administrator, the Owner Trustee and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition join in, encourage or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its respective property, or ordering the winding up or liquidation of the affairs of the Seller.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BANK ONE AUTO SECURITIZATION TRUST

2003-1

By:

WILMINGTON TRUST COMPANY,

not in its individual capacity but solely as

Owner Trustee

By:    /s/ James P. Lawler

        Name:   James P. Lawler

        Title:    Vice President

JPMORGAN CHASE BANK,

not in its individual capacity but solely as Indenture

Trustee

By:  /s/ Patricia M.F. Russo

      Name:  Patricia M.F. Russo

      Title:    Vice President

BANK ONE, NATIONAL ASSOCIATION,

as Administrator

By:

 /s/ Stephen Etherington

Name:  Stephen Etherington

Title:    Senior Vice President